Exhibit 10.4
RESTRICTED STOCK UNIT AWARD AGREEMENT

pursuant to the

OWENS CORNING
2023 STOCK PLAN

RESTRICTED STOCK UNIT AWARD

    OWENS CORNING, a Delaware corporation (the “Company”), has granted to [Participant Name] (the “Holder”), as of [Grant Date] (the “Grant Date”), pursuant to the provisions of the Owens Corning 2023 Stock Plan (the “Plan”), [Number of Shares Granted] restricted stock units (the “Units”) relating to shares of common stock, $0.01 par value, of the Company (“Stock”), upon and subject to the restrictions, terms and conditions set forth below and in the Plan (the “Award”). Each Unit shall provide for the issuance and transfer to the Holder of one share of Stock upon the lapse of the restrictions set forth in Section 1 hereof. Upon issuance and transfer of the Stock subject to the Units following the lapse of the Restriction Period, the Holder shall have all rights incident to ownership of such Stock, including, but not limited to, voting rights and the right to receive dividends. References to employment by the Company shall also mean employment by a Subsidiary. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.Restriction Period and Vesting.
(a)General. Subject to Sections 1(b) and 1(c), the Units shall vest and the restrictions shall lapse on the third anniversary of the Grant Date (such three-year period, the “Restriction Period”). As used herein, the term “vest” shall mean no longer subject to a substantial risk of forfeiture.
(b)Death or Disability. Notwithstanding Section 1(a), if, prior to the end of the Restriction Period, the Holder’s employment with the Company terminates by reason of death or Disability, the Units that are then unvested shall vest in full, and the restrictions shall lapse, as of the date of such termination.
(c)Change in Control. Notwithstanding Sections 1(a) and 1(b), in the event of a Change in Control, as defined in the Plan, the Units shall immediately vest in full and the restrictions shall lapse as provided in Section 6.8 of the Plan; provided, however, that in the event that (i) the Units constitute the payment of nonqualified deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the Change in Control does not constitute a “change in control event” within the meaning of Section 409A of the Code, the Units shall not immediately vest upon such Change in Control, but instead shall vest and be payable in accordance with the vesting schedule set forth in clause (i) of Section 1(a) hereof, or earlier pursuant to Section 1(b) hereof.
(d)Forfeiture. If, prior to the end of the Restriction Period, the Holder’s employment with the Company terminates for any reason other than death or Disability, the Units that are then unvested as of the effective date of the termination of the Holder’s employment shall be forfeited by the Holder and such portion shall thereafter be cancelled by the Company.

2.Settlement of Award.

(a)General. Subject to Section 2(b), one share of Stock will be issued as payment for each Unit that vests pursuant to Section 1(a) within 30 days following the end of the Restriction Period.
(b)Other Payment Events. Notwithstanding Section 2(a), to the extent the Units are vested on the dates set forth below, payment with respect to the vested Units will be made as follows:
(i)Death or Disability. Within 30 days of the date of the termination of the Holder’s employment with the Company by reason of the Holder’s death or Disability, one share of Stock will be issued as payment for each Unit, if any, that vests pursuant to Section 1(b).
(ii)Change in Control. Within 30 days of a Change in Control, one share of Stock will be issued as payment for each Unit, if any, that vests pursuant to Section 1(c).
3.Rights as a Stockholder and Dividend Equivalents.

During the Restriction Period, the Holder shall not be a stockholder of record with respect to the Stock underlying any unvested Units and shall have no voting rights with respect to such Stock. With respect to each of the Units covered by this Agreement, the Holder shall be credited on the records of the Company with dividend equivalents in an amount equal to the amount per share of Stock of any cash dividends declared by the Board on the outstanding Stock (and the applicable record date occurring) during the period beginning on the Grant Date and ending either on the date on which the Holder receives payment for the Units pursuant to Section 2 hereof or at the time when the Units are forfeited in accordance with Section 1(d) of this Agreement. These dividend equivalents will accumulate without interest and, subject to the terms and conditions of this Agreement, will be paid at the same time, to the same extent and in the same manner, in cash, as the Units for which the dividend equivalents were credited. If the Award is subject to a deferral election as described in Section 5.13 below, dividend equivalents will be accrued in the form of additional Units, with the increase in the number of Units equal to the number of shares of Stock or fractional shares of Stock that could be purchased with the dividends based on the value of the Stock at the time such dividends are paid (“Credited Units”). Such Credited Units shall be subject to the restrictions set forth in Section 1 hereof and shall be paid to the Holder in the time and manner as provided in their deferral election.
4.Withholding Taxes.
To the extent that the Company or a Subsidiary is required to withhold federal, state, local, employment, or foreign taxes or other amounts, or, to the extent permitted under Section 409A of the Code, any other applicable taxes (the “Required Tax Payments”), in connection with the Holder’s right to receive shares of Stock under this Agreement (regardless of whether the Holder is entitled to the delivery of any Stock at that time), and the amounts available to the Company for such withholding are insufficient, as a condition precedent to the delivery to the

Holder of any such Stock upon the vesting of the Units, the Holder agrees that the Required Tax Payments shall be satisfied by the Company withholding from the Stock otherwise to be delivered to the Holder pursuant to the Award having a Fair Market Value, determined as of the date of taxation, equal to the Required Tax Payments.
No payments in respect of vested Units shall be delivered to the Holder until the Required Tax Payments have been satisfied in full.
5.Additional Terms and Conditions of Award.

5.1Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder shall accept this Agreement by executing it in an enforceable manner, including through an electronic acceptance, in such form as is determined to be acceptable within the discretion of the Committee.

5.2Agreement Not To Compete and Not To Solicit.

(a)In exchange for the consideration provided by the Company in this Agreement, the Holder agrees that, during the Covenant Period, the Holder shall not, without the prior written consent of the Company: (i) become directly or indirectly engaged or involved, as an owner, principal, employee, officer, director, manager, independent contractor, consultant, representative, seller, distributor, agent, advisor, lender or in any other capacity, with or for any Competitor of the Company or any Subsidiary; (ii) participate in the research or development, manufacture, and/or any business, fabrication, marketing, sale or distribution of any products or services that are competitive with or similar to any products or services then being developed, manufactured, fabricated, marketed, sold or distributed by the Company or any Subsidiary; (iii) directly or indirectly, on behalf of the Holder or any other person or entity, offer, market, sell or distribute, or participate in offering, marketing, selling or distributing any products or services that are competitive with or similar to any products or services then offered, marketed, sold or distributed by the Company or any Subsidiary to any customer of the Company or any Subsidiary, or to the Holder’s knowledge, potential customer of the Company or any Subsidiary; (iv) directly or indirectly, on behalf of the Holder or any other person or entity, solicit, induce, recruit, hire, or encourage any employee, independent contractor, consultant, or sales representative of the Company or any Subsidiary to leave their employment; or (v) directly or indirectly, engage, or attempt to engage, on behalf of any Competitor of the Company or any Subsidiary, any customer, vendor, supplier, distributor, independent contractor, agent or other business relationship of the Company or any Subsidiary, or engage in any other action that would reasonably be expected to terminate or negatively impact any such business relationship of the Company or any Subsidiary; provided, however, that the Holder’s direct or indirect ownership of less than 1% of the outstanding capital stock of a company whose capital stock is listed on a national securities exchange or regularly traded in an over-the-counter market, shall not be deemed to be a violation of this Agreement. Notwithstanding any provision of the Plan or of this Agreement to the contrary, any violation of this section by the Holder shall result in the immediate forfeiture and cancellation of the portion of the Award which is not vested as of such date.
(b)The Holder agrees that money damages would not be a sufficient remedy for any breach of this Section 5.2 by the Holder and that, in addition to all other remedies which may be available to the Company, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. The Holder further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy.
(c)The Holder agrees and acknowledges that (i) the services rendered by the Holder to the Company are special and of great value to the Company, (ii) the market for the Company’s products and services is worldwide and the Company regularly transacts business on a worldwide basis, (iii) the covenants contained in this Section 5.2 are reasonable and necessary for the protection of the Company’s legitimate business interests, (iv) the grant of the Award to the Holder is good and sufficient consideration for such covenants, and (v) the Holder’s compliance with such covenants will not preclude or unreasonably restrict the Holder from engaging in other activities for the purpose of earning a livelihood.
(d)As used herein, (i) the term “Competitor” means any person, or entity that (A) is engaged in, or that has plans to become engaged in the research, development, manufacture, fabrication, marketing, sale or distribution of products or services that are the same as, or serve a substantially similar purpose or function as any products or services that were researched, developed, manufactured, fabricated, marketed, sold, or distributed by any business unit of the Company or any Subsidiary for which the Holder performed any work or services at any time during the last twenty-four (24) months during which the Holder was employed by Company or any Subsidiary; and (B) directly or indirectly conducts any business operations anywhere within North America or anywhere else in the world where the Holder has engaged in business activities on behalf of the Company or any Subsidiary; and (ii) the term “Covenant Period” means the period ending on the first anniversary of the date the Holder’s termination of employment with the Company or any Subsidiary, regardless of the circumstances relating to such termination of employment (e.g., resignation, retirement, disability, termination by the Company for cause, or termination by the Company without cause).
5.3Nontransferability of Units. During the Restriction Period, the Units subject to the Award and not then vested may not be transferred by the Holder other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing, upon any attempt to sell, transfer, assign, pledge, hypothecate or encumber, or otherwise dispose of such Units, the Award shall immediately become null and void.

5.4Adjustment. Subject to Section 6.7 of the Plan, in the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, or any other corporate transaction or event having an effect similar to any of the foregoing, the number and class of securities subject to the Units and the other terms of the Units shall be appropriately adjusted by the Committee. If any adjustment would result in a fractional security being subject to the Units, the Company shall pay the Holder in connection with the vesting, if any, of such fractional security an amount in cash determined by multiplying such fraction (rounded to the nearest hundredth) by the fair market value on the date of vesting. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.5Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Stock subject to the Units upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of Stock hereunder, the Units subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval. Further, the Holder agrees that to the extent the issuance of Stock in the Holder’s jurisdiction is impossible, illegal, unauthorized, or, in the Company’s discretion, is imprudent or is otherwise impracticable for any reason, the Company may, in its discretion, either deem the Award to be a cash award of equivalent cash value or may direct the sale of all Stock subject to the Award and settle the Award in cash locally with the Holder.

5.6Book Entry Record/ Delivery of Certificates. Subject to the foregoing paragraph, promptly following the vesting of the Units, in whole or in part, the Stock delivered at vesting shall be recorded in book entry form, unless the Company decides to deliver or cause to be delivered, subject to the withholding provisions of Section 4, one or more certificates representing the number of shares of Stock represented by the vested Units. In the event certificates are delivered, the Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 4.

5.7Award Confers No Rights to Continued Employment. The granting of the Units does not entitle the Holder to any award other than that specifically granted under the Plan, nor to any future award under the Plan or any similar plan. The Award does not become part of the contract of employment or any other employment relationship with the Holder’s employer, and the Award is not a guarantee of continued employment. Moreover, the Award or any future awards do not become a term or condition of employment. The Holder understands and accepts that the Units granted under the Plan are entirely at the discretion of the Company and that the Company retains the right to amend or terminate the Plan and/or the Holder’s participation therein, at any time, at the Company’s sole discretion and without notice. The benefits and rights provided under the Plan are not, and should not be considered part of the Holder’s salary or compensation for purposes of any other calculation, including calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind, except as required by applicable law. The Holder hereby waives any and all rights to compensation or damages as a result of the termination of employment with the Company for any reason whatsoever insofar as those rights result or may result from: (a) the loss or diminution in value of any rights under the Plan; or (b) the Holder ceasing to have any rights under, or ceasing to be entitled to any rights under, the Plan as a result of such termination.

5.8Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Subject to the terms of the Plan, administration of ministerial, non-substantive aspects of the Award has been delegated to the Company. Any interpretation, determination or other action made or taken by the Board or the Committee, or the Company as its delegate, regarding the Plan or this Agreement shall be final, binding and conclusive.

5.9Incorporation of the Plan. The Plan, as it exists on the date of this Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Award and this Agreement shall be subject to all terms and conditions of the Plan and any subsequent amendments to the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

5.10Value of Units and Common Stock. The Company makes no representation as to the value of the Units. The Company is not responsible for any fluctuations in the value of the Stock.

5.11Investment Representation. The Holder hereby represents and covenants that (a) any Stock acquired upon the vesting of the Units will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such Stock shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (i) is true and correct as of the date of acquisition of any shares hereunder or (ii) is true and correct as of the date of any sale of any such Stock, as applicable. As a further condition precedent to the delivery to the Holder of any Stock subject to the Units, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Stock and, in connection therewith, shall execute any documents which the Board or any committee authorized by the Board shall in its sole discretion deem necessary or advisable.

5.12Notices and Electronic Delivery. The Company may, in its sole discretion, deliver any documents (other than certificates), notices or other communications related to the Units and the Holder’s participation in the Plan by electronic means. The Holder hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

    Any documents, notices or other communications which are not delivered electronically pursuant to this section shall be in writing, and shall be deemed to have been duly given when received, if delivered personally, or when mailed, if sent by first class mail, postage paid, addressed as follows:
(a)if to the Company or the Committee, to the attention of the Vice President, Total Rewards, Owens Corning World Headquarters, One Owens Corning Parkway, Toledo, Ohio 43659, or to the attention of such other person or at such other address as the Company, by notice to the Holder, may designate in writing from time to time, and

(b)if to the Holder, at their address as shown on the records of the Company, or at such other address as the Holder, by notice to the Company, may designate in writing from time to time.

5.13Deferral of Units.

(a)Deferral Election. If the Holder made an election, in accordance with the terms and conditions prescribed by the Company and Section 409A of the Code and pursuant to an election form provided to the Holder by the Company, to defer the receipt of the Units that would have otherwise vested pursuant to Section 1(a), such Units shall be payable at the time and form elected by the Holder pursuant to such election.
(b)Dividend Equivalents. Until the distribution of Units deferred pursuant to this Section 5.13 (the “Deferral Period”), the Units shall continue to be credited with dividend equivalents, as described in Section 3 hereof.
5.14Miscellaneous.

(a)Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any right hereunder in accordance with the Plan.
(b)Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.
(c)Entire Understanding. The Plan and this Agreement constitute the entire agreement and understanding between the parties with respect to the matter described herein and supersede all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter; provided, however, that the covenants contained in Section 5.2 shall complement and shall be in addition to, and shall not supersede similar covenants made by the Holder to the Company or any Subsidiary, including covenants made in the Agreement-Protection of Owens Corning Proprietary Interests or the Intellectual Property Agreement if the Holder has executed such an agreement.
(d)Modification. No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced, and specifically references this Restricted Stock Unit Award Agreement by name.
(e)Waiver. The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(f)Fees and Expenses; Legal Compliance. The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.

(g)Governing Law. This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.
(h)Data Privacy. By signing this Agreement, including by way of electronic acceptance of this Agreement by means acceptable to the Company, the Holder explicitly and unambiguously consents to the collection, processing, and transfer (electronically or otherwise) of the Holder’s personal data as described in this Agreement by and among, as applicable, the Company, Subsidiaries, the Holder’s employer (the “Employer”), and any third parties as necessary, for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. Moreover, the Holder explicitly acknowledges and agrees that the Company and the Employer may hold certain personal information about the Holder (including, but not limited to, the Holder’s name, home address, telephone number, email address, date of birth, employment status, tax identification number, passport or other identification number, salary, nationality, job title, any Stock awarded, cancelled, purchased, exercised, vested, unvested or outstanding in the Holder’s favor, and data for tax withholding purposes) for the purposes of implementing, administering and managing the Plan (“Data”). The Holder understands that Data will be transferred to third parties assisting the Company with the implementation, administration and management of the Plan. The Holder expressly authorizes such transfer to and processing by third parties. Furthermore, the Holder understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Holder’s country. The Holder explicitly consents to the transfer of the Holder’s personal data to countries other than the Holder’s country of employment. The Company will take reasonable measures to keep the Holder’s personal data private, confidential, and accurate. The Holder understands that Data will be held only as long as is necessary to implement, administer and manage the Holder’s participation in the Plan. The Holder further understands that the Holder may request a list with the names and addresses of any potential recipients of the Data by contacting the Holder’s local human resources contact, may obtain details with respect to the collection, storage, processing and transfer of Data in relation to the Plan participation, may also request access to and updates of such Data, if needed, by contacting the Holder’s local Human Resources contact, and may refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Holder’s local human resources contact. The Holder understands, however, that refusing or withdrawing the Holder’s consent may affect the Holder’s ability to participate in the Plan.
(i)Clawback Policy. The Holder hereby acknowledges and agrees that this Award and this Agreement (and any settlement of this Award) are subject to the terms and conditions of the Company’s clawback policies as may be in effect from time to time (the “Compensation Recovery Policy”), and that relevant sections of this Agreement shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof. Further, by receiving this Award, the Holder (i) consents to be bound by the terms of the Compensation Recovery Policy, as applicable, (ii) agrees and acknowledges that the Holder is obligated to and will cooperate with, and will provide any and all assistance necessary to, the Company in any effort to recover or recoup any compensation or other amounts subject to clawback or recovery pursuant to the Compensation Recovery Policy and/or applicable laws, rules, regulations, stock exchange listing standards or other Company policy, and (iii) agrees that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy. Such cooperation and assistance shall include (but is not limited to) executing, completing and submitting any documentation necessary, or consenting to Company action, to facilitate the recovery or recoupment by the Company from the Holder of any such compensation or other amounts, including from the Holder’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
(j)Whistleblowers. For the avoidance of doubt, notwithstanding anything to the contrary in the Plan, this Agreement or in any other agreement, contract or arrangement with the Company or any Subsidiary or affiliate, or in any policy, procedure or practice of the Company or any Subsidiary or affiliate (collectively, the “Arrangements”), nothing in the Arrangements or otherwise limits the Holder’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002, or any comparable government agency pursuant to any comparable legislation in non-U.S. jurisdictions).
(k)Company to Reserve Stock. The Company shall at all times prior to the expiration or termination of the Units reserve and keep available, either in its treasury or out of its authorized but unissued Stock, the full number of shares of Stock subject to the Units from time to time.
(l)Compliance with Section 409A of the Code.
(i)To the extent applicable, it is intended that this Agreement and the Plan comply with, or are exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Holder. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Holder).
(ii)To the extent the Holder has a right to receive payment pursuant to this Agreement, the payment is deferred compensation subject to Section 409A, and the event triggering the right to payment does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in this Agreement, issuance of cash or Stock in payment of the vested Units will be made to the Holder, to the extent necessary to comply with Section 409A of the Code, on the earliest of: (A) the last day of the Restriction Period; (B) the Holder’s “separation from service” with the Company (determined in accordance with Section 409A of the Code), provided, that if the Holder is a “specified employee” (within the meaning of Section 409A of the Code), the Holder’s date of payment of the Award pursuant to this clause (ii) shall be the date that is the first business day following six months after the date of the Holder’s separation of service with the Company; (C) the Holder’s death; (D) the Holder’s permanent disability (within the meaning of Section 409A(a)(2)(C) of the Code); or (E) a change in control event (within the meaning of Section 409A of the Code).

(iii)Reference to Section 409A of the Code will also include any regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
(m)Severability. If any covenant or other term in this Agreement (including without limitation any covenant in Section 5.2 hereof) is determined by a court of competent jurisdiction to be wholly or partially unenforceable, the Holder agrees that: (i) this Agreement or any portion hereof may be reformed so that such covenant or other term is enforceable to the maximum extent permitted by law; (ii) such determination shall not be a bar to or in any way diminish the Company’s right to enforce any such covenant or other term in any other jurisdiction; and (iii) the unaffected provisions of this Agreement shall be unimpaired and shall remain in full force and effect. Without limiting the generality of the foregoing, if any covenant in this Agreement shall be determined by a court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extend in all other respect as to which it may be enforceable, all as determined by such court.
5.15Provisions Relating to Participants in Specific U.S. States. Notwithstanding any provisions in this Agreement, the Award shall also be subject to the special terms and conditions set forth in the U.S. State-Specific Addendum attached as Appendix A to this Agreement if the Holder is employed and/or resides in specific states or if the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable law. The U.S. State-Specific Addendum attached hereto as Appendix A constitutes part of this Agreement.
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APPENDIX A
TO
RESTRICTED STOCK UNIT AGREEMENT

U.S. STATE-SPECIFIC ADDENDUM

Additional Terms and Conditions for Awards under the Owens Corning 2023 Stock Plan

Terms and Conditions

This Addendum includes additional terms and conditions that govern the Award granted to you under the Owens Corning 2023 Plan (referred to as the “Plan”) if you are employed and/or reside in the applicable states or if the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable law. Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or your award agreement (the “Agreement”) that relates to your Award. By accepting your Award, you agree to be bound by the terms and conditions contained in the paragraphs below in addition to the terms of the Plan, the Agreement, and the terms of any other document that may apply to you and your Award.

California

Restrictive Covenants. Section 5.2 of the Agreement shall not apply.

Data Privacy. The following sentence is added to the end of Section 5.14(h) of the Agreement to read as follows:

“If the Holder is a California resident, the Holder should refer to the Company’s California Consumer Privacy Act Notice for more information about the personal information the Company collects about the Holder and the purposes for which the Company will use such data.”

Minnesota

Restrictive Covenants. Section 5.2 of the Agreement shall not apply.

North Dakota

Restrictive Covenants. Section 5.2 of the Agreement shall not apply.

Oklahoma

Restrictive Covenants. Section 5.2 of the Agreement shall not apply.

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